Exhibit 10.4

April 12, 2022

WINMARK CORPORATION

WIRTH BUSINESS CREDIT, INC.

WINMARK CAPITAL CORPORATION

GROW BIZ GAMES, INC.

c/o Winmark Corporation

605 Highway 169 North, Suite 400

Minneapolis, MN 55441

Re:Amendment No. 6 to Note Agreement

Ladies and Gentlemen:

Reference is made to the Note Agreement dated as of May 14, 2015 (as amended from time to time, the “Note Agreement”), among Winmark Corporation, a Minnesota corporation (the “Company”), Wirth Business Credit, Inc., a Minnesota corporation (“Wirth”), Winmark Capital Corporation, a Minnesota corporation (“Winmark Capital”), Grow Biz Games, Inc., a Minnesota corporation (“Grow Biz”; the Company, Wirth, Winmark Capital, Grow Biz and any other Person who joins the Note Agreement as an Issuer pursuant to paragraph 5J, collectively, the “Issuers”), The Prudential Insurance Company of America (“PICA”), Pruco Life Insurance Company (“Pruco”), Prudential Retirement Guaranteed Cost Business Trust (“PRG”), PAR U Hartford Life Insurance Comfort Trust (“PAR”), Prudential Annuities Life Assurance Corporation (“PALA”) and The Prudential Life Insurance Company, Ltd. (“PLIC”; PICA, Pruco, PRG, PAR and PALA collectively, the “Holders”). Capitalized terms used herein that are not otherwise defined herein shall have the meaning specified in the Note Agreement.

The Issuers have requested that the Holders agree to certain amendments to the Note Agreement as set forth below. Subject to the terms and conditions hereof, the Holders are willing to agree to such request. Accordingly, and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:

SECTION 1. Amendments to the Note Agreement. From and after the Effective Date (as defined in Section 4 hereof), the Note Agreement is amended as follows:

1.1Paragraph 4E(2) is amended and restated as follows:

4E(2).  Offer to Prepay. The offer to prepay Notes contemplated by paragraph 4E(1) shall be an offer to prepay, in accordance with and subject to this paragraph 4E, the Notes held by the holders thereof on the earlier of (i) the date of any mandatory prepayment under the Credit Agreement as a result of the Asset Disposition giving rise to such offer to prepay, (ii) the date of any mandatory prepayment under the Other Note Agreement as a result of the Asset Disposition giving rise to such offer to prepay, and (iii) the date any Net Cash Proceeds in respect of such Asset Disposition are received by or on behalf of the Company or any Subsidiary, but in no event sooner than 15 Business Days after the date the notice with respect thereto pursuant to paragraph 4E(1) has been given to the holders of the Notes, in an aggregate amount equal to the Noteholder Portion of the amount by which such Net Cash Proceeds exceed $4,000,000 in the aggregate during such Fiscal Year.

1.2Paragraph 5A(vii) is amended and restated as follows:

(vii)simultaneously with the transmission thereof, copies of (a) all notices, reports, financial statements or other communications given to the Bank Agent or the Banks under the Credit Agreement, excluding routine borrowing requests and (b) all notices, reports, financial statements or other communications given to the holders of notes under the Other Note Agreement, excluding routine note issuance requests;

1.3Paragraph 6B(ii) is amended and restated as follows:

“(ii)Obligations under the Credit Agreement in an aggregate outstanding principal amount of $20,000,000 for the revolving credit facility thereunder and $30,000,000 for the term loan facility thereunder, but only if such obligations are subject to the Intercreditor Agreement and the Intercreditor Agreement is in full force and effect;”

1.4Paragraph 6B is amended by deleting the “and” at the end of clause (ix) thereof, replacing the “.” at the end of clause (x) thereof with a “; and”, and adding a new clause (xi) at the end thereof as follows:

“(xi)Obligations under the Other Prudential Notes and the Other Note Agreement.”

1.5Paragraph 6C(vii) is amended and restated as follows:

“(vii)liens in favor of the Collateral Agent arising under the Collateral Documents to secure the obligations of the Issuers and the Guarantors under this Agreement, the Notes, the Credit Agreement, the Other Prudential Notes, the Other Note Agreement and the other Transaction Documents, but only if the Intercreditor Agreement shall be in full force and effect and applicable thereto.”

1.6Paragraph 6F(3) is amended and restated as follows:

“(3)the aggregate consideration to be paid by the Company and its Subsidiaries (including any Debt assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP) in connection with such Acquisition (or any series of related Acquisitions) is less than $20,000,000 individually and the aggregate consideration for all Acquisitions by the Company and its Subsidiaries since Sixth Amendment Effective Date does not exceed $20,000,000;”

1.7Paragraph 6J is amended and restated as follows:

“6J.Inconsistent Agreements. Each Issuer covenants that it will not, and not permit any of its Subsidiaries to, enter into any agreement containing any provision which would (i) be violated or breached by the issuance and sale of Notes hereunder or by the performance by any Issuer or Guarantor of any of its obligations hereunder or under any other Transaction Document, (ii) prohibit the Company or any of its Subsidiaries from granting to the Collateral Agent, for the ratable benefit of the Banks and the holders of the Notes and Other Prudential Notes, a Lien on any of its assets or (iii) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make other distributions to the Company or any other Subsidiary, or pay any Debt owed to the Company or any other Subsidiary, (b) make loans or advances to the Company or any of its Subsidiaries, or (c) transfer any of its assets or properties to the Company or any of its Subsidiaries, other than (w) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder, (x) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt, (y) restrictions or conditions imposed by the Credit Agreement or the Other Note Agreement, so long as no more restrictive than the equivalent restrictions and conditions contained in this Agreement and (z) customary provisions in leases and other contracts restricting the assignment thereof.”

1.8The last sentence of Paragraph 8A(1) is amended and restated as follows:

“As of the date of closing no Subsidiary of the Company, other than the Issuers as of the date of closing, is a borrower, co-borrower, obligor or co-obligor under, or has a Contingent Liability with respect to any Debt under, the Credit Agreement or the Other Note Agreement.”

1.9The penultimate sentence of Paragraph 8B is amended by replacing the reference of “June 3, 2017” therein with “March 1, 2022”.
1.10Paragraph 8P is amended and restated as follows:

“8P.Absence of Financing Statements, Etc. Except with respect to the Liens permitted by paragraph 6C hereof and Liens in favor of the Collateral Agent securing the obligations of the Issuers under the Credit Agreement and the Other Note Agreement, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of any Issuer or any Subsidiary or any rights relating thereto.”

1.11The second sentence of Paragraph 8Q is amended and restated as follows:

“As of the date hereof, all filings, assignments, pledges and deposits of documents or instruments have been made, and all other actions have been taken, that are necessary or advisable under applicable law and are required to be made or taken on or prior to the date of closing under the provisions of this Agreement and the other Transaction Documents to create and perfect a security interest in the Collateral in favor of the Collateral Agent to secure the Notes, the Issuers’ obligations under the Credit Agreement and the Other Note Agreement, subject to no Liens other than Liens permitted under clauses (ii), (iv) and (vi) of paragraph 6C.”

1.12The last sentence of Paragraph 8T is amended and restated as follows:

“The Issuers have delivered to the Purchasers a true, correct and complete copies of the Credit Agreement, the Other Note Agreement, each Subordinated Debt Document, each Subordination Agreement and all amendments to each of the foregoing, in each case as in effect on the date of closing.”

1.13Paragraph 10B is amended to amend and restate the definitions of “Existing Credit Agreement”, “Fixed Charge Coverage Ratio”, “Noteholder Portion”, Primary Bank Facility” and “Program Repurchases” in their entirety as follows:

“Existing Credit Agreement” shall mean the Credit Agreement, dated as of July 13, 2010, among the Issuers, the Bank Agent and the Banks, as amended by Amendment No. 1 thereto, dated as of January 30, 2012, Amendment No. 2 thereto, dated as of February 29, 2012, and Amendment No. 3 thereto, dated as of February 21, 2014, Amendment No. 4 thereto, dated as of April 14, 2015, Amendment No. 5 thereto, dated as of July 18, 2017, Amendment No. 6 thereto, dated as of December 16, 2019, Amendment No. 7 thereto, dated as of September 2, 2020, Amendment No. 8 thereto, dated as of October 14, 2020, Amendment No. 9 thereto, dated as of September 10, 2021, and Amendment No. 10 thereto, dated as of the Sixth Amendment Effective Date.

“Fixed Charge Coverage Ratio” shall mean as of any date of determination and calculated for a trailing twelve month period ending on such date of determination, the ratio of (a) the total EBITDA of the Company and its Subsidiaries for such period, minus (i) the sum of income taxes paid in cash by the Company and its Subsidiaries in such period, (ii) the sum of all Capital Expenditures made by the Company and its Subsidiaries in such period, and (iii) the sum of all distributions (excluding any Special Dividend made in such period) made by the Company and its Subsidiaries in such period, divided by (b) the sum for such period of (i) cash interest expense plus (ii) all scheduled payments of principal on Debt (excluding, (A) the Specified Principal Payment and (B) for the avoidance of doubt, any payment pursuant to Section 6 of the Credit Agreement).

“Noteholder Portion” shall mean, with respect to any event giving rise to an offer to prepay pursuant to paragraph 4E, a percentage expressed as a fraction, the numerator of which equals the aggregate outstanding principal amount of the Notes on the date of such event and the denominator of which equals the sum of the aggregate outstanding principal amount of the Notes on such date plus the aggregate principal amount of the Debt outstanding under the Credit Agreement and the Other Note Agreement on such date.

“Primary Bank Facility” shall mean (i) the Credit Agreement, (ii) the Other Note Agreement or (iii) any credit facility that replaces or refinances the Credit Agreement, the Other Note Agreement or any other Primary Bank Facility.

“Program Repurchases” shall mean immaterial repurchases or redemptions of Capital Securities of the Company using operating cash on the balance sheet of the Company or proceeds of loans and notes issued under any Primary Bank Facility or this Agreement, in each case pursuant to a share repurchase program approved by the Company’s board of directors.

1.14Paragraph 10B is amended to add in proper sequence or to amend and restated, as applicable, the following definitions:

“Other Note Agreement” shall mean that certain Private Shelf Agreement, dated as of April 12, 2022, by and among the Issuers, PGIM, Inc. and certain other Prudential Affiliates from time to time that become purchasers of Other Prudential Notes thereunder.

“Other Prudential Notes” shall mean all notes issued and outstanding under the Other Note Agreement.

“Sixth Amendment Effective Date” shall mean April 12, 2022.

“Specified Principal Payment” (i) the Series C Notes, as the same are outstanding as of the Sixth Amendment Effective Date and (ii) with respect to any Other Prudential Notes, to the extent such Other Prudential Notes are non-amortizing term notes that is due and payable in one principal payment on the stated maturity date of such Other Prudential Notes, such principal payment, so long as such principal payment consists of the payment in full of such note and, in each case with respect to the payments described in clauses (i) and clauses (ii), such payments are made with the proceeds of Debt that is permitted under paragraph 6B of this Agreement.

SECTION 2. [Reserved].

SECTION 3. Representations and Warranties.  Each Issuer represents and warrants that (a) the execution and delivery of this letter by each Issuer has been duly authorized by all necessary corporate action on behalf of the Issuers, this letter has been executed and delivered by a duly authorized officer of the Issuers, as applicable, and this letter constitutes legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law),

(b) each representation and warranty set forth in paragraph 8 of the Note Agreement and the other Transaction Documents to which it is a party is true and correct as of the date of execution and delivery of this letter by the Issuers with the same effect as if made on such date, before and after giving effect to this letter (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), (c) no Event of Default or Default exists or has occurred and is continuing on the date hereof, before and after giving effect to this letter and (d) neither any Issuer nor any Subsidiary has paid or agreed to pay, and neither any Issuer nor any Subsidiary will pay or agree to pay, any fees or other consideration to any Person in connection with the amendment referenced in Section 4.1(iii) hereof, other than as set forth in Section 40 of such amendment and reimbursement of out-of-pocket fees and expenses of their own legal counsel and legal counsel to the Banks and the Bank Agent.

SECTION 4. Conditions Precedent. The amendments in Section 1 of this letter shall become effective as of the date (the “Effective Date”) that each of the following conditions has been satisfied:

4.1Documents. Each Holder shall have received original counterparts or, if satisfactory to such Holder, certified or other copies of all of the following, in form and substance satisfactory to such Holder, dated the date hereof unless otherwise indicated, and on the date hereof in full force and effect:

(i)counterparts of this letter executed by the Issuers and the Holders;
(ii)counterparts of an amendment to the Intercreditor Agreement, duly executed by the Holders, the Bank Agent and the Issuers;
(iii)a copy of an amendment to the Credit Agreement, duly executed by the Issuers, the Bank Agent and the Banks, and the conditions precedent to the effectiveness of such amendment shall have been satisfied and such amendment shall be in full force and effect;
(iv)a copy of the Other Note Agreement, duly executed by the Issuers and PGIM, Inc., and the conditions precedent to the effectiveness of such Other Note Agreement shall have been satisfied and such Other Note Agreement shall be in full force and effect;
(v)counterparts of an amendment to each Security Agreement, duly executed by each Issuer and the Collateral Agent; and
(vi)counterparts of an amendment to each Pledge Agreement, duly executed by each Issuer and the Collateral Agent.
4.2Fees and Expenses. The Issuers shall have paid the reasonable fees, charges and disbursements of King & Spalding LLP, special counsel to the Holders, incurred in connection with this letter agreement.

SECTION 5. [Reserved].

SECTION 6. Reference to and Effect on Note Agreement; Ratification of Transaction Documents. Upon the effectiveness of the amendments in Section 1 of this letter, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this letter. Except as specifically set forth in Section 1, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. Except as expressly amended hereby, each of the Note Agreement and the other Transaction Documents are hereby ratified and confirmed in all respects and shall continue in full force and effect. Except as specifically stated in this letter, the execution, delivery and effectiveness of this letter shall not (a) amend the Note Agreement or any Note, (b) operate as a waiver of any right, power or remedy of any holder of the Notes, or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement or any Note at any time. The execution, delivery and effectiveness of this letter shall not be construed as a course of dealing or other implication that any holder of the Notes has agreed to or is prepared to grant any consents or agree to any waiver to the Note Agreement in the future, whether or not under similar circumstances.

SECTION 7. Release. Each of the Issuers hereby absolutely and unconditionally releases and forever discharges each Holder, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, counterclaims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Issuers has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this letter, whether such claims, counterclaims, demands or causes of action are matured or unmatured or known or unknown.

SECTION 8. Expenses. Each Issuer hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by any holder of the Notes, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by any holder of the Notes in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter agreement, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter agreement or the transactions contemplated hereby. The obligations of the Issuers under this Section 8 shall survive transfer by any holder of any Note and payment of any Note.

SECTION 9. Governing Law. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

SECTION 10. Counterparts; Section Titles. This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this letter. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

(Signature Page Follows)

Very truly yours,

PAR U HARTFORD LIFE INSURANCE COMFORT TRUST

By: Prudential Arizona Reinsurance Universal Company, as Grantor

By: PGIM, Inc., as investment manager

By:	/s/Anna Sabiston
Name:	Anna Sabiston
Its:	Vice President

PRUCO LIFE INSURANCE COMPANY
By: PGIM, Inc., as investment manager

By:	/s/Anna Sabiston
Name:	Anna Sabiston
Its:	Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: PGIM, Inc., as investment manager

By:	/s/Anna Sabiston
Name:	Anna Sabiston
Its:	Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By: PGIM, Inc., as investment manager

By:	/s/Anna Sabiston
Name:	Anna Sabiston
Its:	Vice President

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.

By: PGIM Japan Co., Ltd., as Investment Manager

By: PGIM, Inc., as Sub-Advisor

By:	/s/Anna Sabiston
Name:	Anna Sabiston
Its:	Vice President

The foregoing letter is hereby accepted as of the date first above written.

WINMARK CORPORATION

By:	/s/ Anthony D. Ishaug
Name:	Anthony D. Ishaug
Title:	Chief Financial Officer

WIRTH BUSINESS CREDIT, INC.

By:	/s/ Anthony D. Ishaug
Name:	Anthony D. Ishaug
Title:	Chief Financial Officer

WINMARK CAPITAL CORPORATION

By:	/s/ Anthony D. Ishaug
Name:	Anthony D. Ishaug
Title:	Chief Financial Officer

GROW BIZ GAMES, INC.

By:	/s/ Anthony D. Ishaug
Name:	Anthony D. Ishaug
Title:	Chief Financial Officer